Exhibit 21

Target Corporation

(A Minnesota Corporation)

List of Subsidiaries

(As of January 28, 2006)

AMC Dominican Republic, S.A. (Dominican Republic)

AMC Guatemala Sociedad Anonima (Guatemala)

AMC Honduras, S.A. (Honduras)

AMC El Salvador, S.A. (El Salvador)

AMC Nicaragua, S.A. (Nicaragua)

AMC(s) Pte., Ltd. (Singapore)

Amcrest Corporation (NY)

Amcrest France Sarl (France)

Associated Merchandising Corporation (NY)

Associated Merchandising Corporation GmBH (Germany)

Associated Merchandising Korea Corporation (Korea)

Dayton Credit Company (MN)

Dayton Development Company (MN)

Eighth Street Development Company (MN)

Highbridge Company (MN)

Highbridge Music Company (MN)

Red Tail LLC (DE)

Retail Properties, Inc. (DE)

STL of Nebraska, Inc. (MN)

Strata Merchandising, Ltd. (England)

SuperTarget Liquor of Missouri, Inc. (MN)

SuperTarget Liquor of Texas, Inc. (TX)

Target Bank (UT banking corporation)

Target Brands, Inc. (MN)

Target Bridges, Inc. (DE)

Target Capital Corporation (MN)

Target Commercial Interiors, Inc. (MN)

Target Connect, Inc. (MN)

Target Customs Brokers, Inc. (MN)

Target Foundation (a MN not-for-profit organization)

Target Global Trade, Inc. (MN)

Target National Bank (a national banking association)

Target Receivables Corporation (MN)

Target Services, Inc. (MN)

Target Services India Private Limited (India)

Target Stores, Inc. (MN)

TCDC, Inc. (MN)

Westbury Holding Company (MN)